As Filed with the Securities and Exchange Commission on April 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUMEREX CORP.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	11-2948749 (IRS Employer Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia 30339
(770) 693-5950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan Catherall
Chief Financial Officer
Numerex Corp.
1600 Parkwood Circle, Suite 500
Atlanta, Georgia 30339
(770) 693-5950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard E. Baltz
Arnold & Porter LLP
555 Twelfth Street, N.W.
Washington, D.C.  20004
(202) 942-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each class of securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be registered	Registered(2)	Share(2)	Price(2)	registration fee(3)
Class A Common Stock, no par value	(1)	(1)	(1)	N/A
Preferred Stock, no par value	(1)	(1)	(1)	N/A
Warrants	(1)	(1)	(1)	N/A
Units	(1)	(1)	(1)	N/A
Total	(1)	(1)	$30,000,000	$3,483

(1)
There are being registered hereunder by the registrant such indeterminate number of securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $30,000,000.00.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General II.D of Form S-3 under the Securities Act of 1933.

(3)
Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The registrant hereby amends this registration statement (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission to cover the securities is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated April 25, 2011

PROSPECTUS

NUMEREX CORP.

$30,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer from time to time up to $30,000,000 in total of:

•	shares of our Class A common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of common stock or preferred stock; or

•	any combination of our common stock, preferred stock or warrants.

We may offer the Class A common stock, preferred stock, warrants and units (collectively, the “securities”) separately or together in units, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.  When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements.  The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $30,000,000.  You should read this prospectus and the prospectus supplements carefully before you invest.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is listed on the NASDAQ Global Market and traded under the symbol “NMRX.”  We may sell these securities to or through underwriters and also to other purchasers or through agents.  We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Our principal executive offices are located at 1600 Parkwood Circle, Suite 500, Atlanta, Georgia 30339 and our telephone number is (770) 693-5950.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 for information regarding certain material factors that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	4
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS	4
USE OF PROCEEDS	4
DILUTION	5
PLAN OF DISTRIBUTION	5
DESCRIPTION OF COMMON STOCK	8
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	11
LEGAL MATTERS	11
EXPERTS	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12
WHERE YOU CAN FIND MORE INFORMATION	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process.  Under this shelf registration process, we may from time to time offer up to $30,000,000 in total of (a) shares of Class A common stock, no par value (“common stock”), (b) shares of preferred stock, no par value, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of our common stock, preferred stock or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale.  The common stock, preferred stock, warrants and units are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $30,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate).

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change of facts set forth in this prospectus or in our affairs since the date of this prospectus.

SUMMARY

This summary contains a general summary of the information contained in this prospectus.  It may not include all the information that is important to you.  You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

The Company

Numerex Corp. (“Numerex,” “Company” or  “we”) is a provider of a broad spectrum of secure machine-to-machine (M2M) services.  Our subscription-based sales model emphasizes recurring revenues  in order to increase our profitability and enhance shareholder value creation.  We have continuously developed technology, networks, and applications towards increasing subscriptions for our services and products.  We believe that simplifying the development and deployment process is an important key to promoting sustainable growth in the M2M industry. Numerex DNA® is our way of combining a device, a network and an application to bring a customer’s M2M solution to life rapidly and easily.  Our goal is to “jumpstart” the application process for our customers, through our foundation application software technology or Numerex FAST®, and to be a single source for M2M products and services, i.e., a “one stop shop.”

M2M is defined as electronic data communications between devices, systems, and people that turns data into useful information across many industries.  At Numerex, we concentrate our efforts on several critical vertical markets:  commercial and residential security, energy and utilities, healthcare, financial services, and government & transportation.  We endeavor to ensure data confidentiality, integrity and availability through the full range of our services.

We believe that Numerex has established a leadership position in M2M through delivering end-to-end, single-source solutions as well as “white label” products,  i.e., products that are available for distribution as branded offerings through Value Added Resellers (VARs), vertically focused System Integrators (SIs) and Original Equipment Manufacturers (OEMs) who choose to integrate our products and services into their own solutions. Numerex customers can select from a menu of products and services that address their specific M2M needs.

    Numerex has developed industry-specific expertise in offering M2M solutions with a host of value added services. We provide value to our customers in removing much of the complexity associated with the design, development, deployment and support of their own M2M solutions so that they can better focus on their primary business objectives and speed time to market.   Generally, our customers serve the final end user such as, for example car and truck drivers or homeowners, as well as industrial users who want to better monitor and control their operational processes.
We continue to look for ways to expand our expertise by entering new vertical sectors conducive to our long-term recurring revenue model. We may choose to enter those sectors organically, through industry partnerships or acquisition.

Our offerings use cellular, satellite, broadband and wireline networks.  We are technology-neutral and utilize a diverse range of manufacturing sources and telecommunications standards.  We emphasize high-margin application-centered offerings, and have repositioned our business to de-emphasize  hardware-only selling and focus on solution and service-based contracts.  Our strategy will continue to include the marketing and selling of hardware that results in long-term recurring service revenues.

    We have developed an integrating platform resting on the data processing power of the internet (a.k.a “cloud computing”) to provide turnkey solutions, i.e., the complete Numerex DNA, to our customers.  We call this platform Numerex FAST (Foundation Application Software Technology), an open, configurable application development platform, which is akin to a traditional “service bureau” that shortens time to implementation and limits deployment risks.

    Numerex Corp is headquartered in Atlanta, Georgia, and organized under the laws of the Commonwealth of Pennsylvania.

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  The total dollar amount of all securities that we may issue will not exceed $30,000,000.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock currently is listed on the NASDAQ Global Market under the symbol “NMRX.”

Preferred Stock.    We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Listing.    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will indicate such information.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision.  The risks and uncertainties described in the prospectus supplement are not the only ones we face.  Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock, preferred stock or warrants could decline, and you could lose all or part of your investment.  You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements and the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  See also the information contained under the heading “Special Note Regarding Forward Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

                This prospectus may contain forward-looking statements with respect to our future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this prospectus, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services, including a prolonged deterioration of the housing market; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets,  the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; unexpected costs associated with our continued investments and expansion in international markets; and extent and timing of technological changes.   Our reports filed with the SEC identify additional factors that can affect forward-looking statements.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for general corporate purposes, including the potential acquisition of, or investment in, companies and technologies that complement our business as well as the development of additional products and services and for capital expenditures.  We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.  Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

We will describe the method of distribution of the securities in the applicable prospectus supplement.  We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution.  We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus.  Agents designated by us from time to time may solicit offers to purchase the securities.  We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment.  Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.  Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

    We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement.  The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts.  Delayed delivery contracts will contain definite fixed price and quantity terms.  The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities.  We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms.  The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Market, or sales made to or through a market maker other than on an exchange.  The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids.  Over-allotments involve sales in excess of the offering size, which creates a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would be otherwise.  If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.  The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange.  We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Common Stock

As of March 25, 2011, we had 30,000,000 shares of Class A Common Stock authorized, of which 15,042,028 shares were outstanding, and 5,000,000 shares of Class B Common Stock authorized, of which no shares were outstanding.  For purposes of this prospectus, references to “common stock” refer to our Class A Common Stock unless otherwise specified.

The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation, as amended, and our Bylaws, as amended.  The terms of these securities also may be affected by the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.

Listing

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “NMRX.”

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Amended and Restated Articles of Incorporation and to those limitations prescribed by law.  However, we have never paid cash dividends on our common stock or any other securities, and we do not anticipate paying any cash dividends in the foreseeable future.  We currently intend to retain future earnings, if any, for use in our business.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.  Any additional shares of common stock that we issue will be fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors.  Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Pennsylvania law.  Our common stock holders do not have any conversion rights or rights of redemption.  Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Meetings; Stockholder Action by Written Consent

Our Bylaws provide that we must hold an annual meeting of stockholders.  Special meetings of our stockholders may be called at any time only by our Board of Directors, the Chief Executive Officer or the Chairman of the Board of Directors.

All actions must be taken at an annual or special meeting.  Our Amended and Restated Articles of Incorporation does not provide that stockholders may take action by written consent without a meeting.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is our transfer agent and registrar.

DESCRIPTION OF PREFERRED STOCK

    Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders.  We may amend from time to time our Articles of Incorporation to increase the number of authorized shares of preferred stock.  Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.  As of the date of this prospectus, we have 3,000,000 shares of preferred shares authorized, and no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock.  Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock.  Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares.  Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates.  While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue, in one more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred or any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement.  We may issue the units under a unit agreement between us and one or more unit agents.  If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units.  We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and preferred stock and warrants to purchase our common stock.

LEGAL MATTERS

The legality of the securities offered hereby and certain other legal matters will be passed upon by Arnold & Porter LLP, Washington, D.C.

EXPERTS

The financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements.  Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.  Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.  Any documents that we file with the SEC after the date of this Registration Statement and prior to the effectiveness of this Registration Statement shall be deemed to be incorporated by reference into this prospectus.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No.000-22920) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities:

1.    Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 30,
        2011.

2.    Our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2011; and

3.    The description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on February 28, 1995, including any amendment or report filed for the purpose of updating such description.

We will provide at no cost to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  Investors should direct requests to Colleen Adams, Numerex Corp., 1600 Parkwood Circle SE, Suite 500, Atlanta, Georgia 30339, telephone: (770) 693-5950, facsimile: (770) 693-5951.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus.  The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC's website at http://www.sec.gov.  We also maintain a web site at http://www.numerex.com, which provides additional information about our company and through which you can also access our SEC filings.  The information set forth on our web site is not part of this prospectus and is not incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by Numerex.
SEC Registration	$3,483
Accounting fees and expenses*	$15,000
Printing fees and expenses*	$5,000
Legal fees and expenses*	$7,500
Miscellaneous expenses*	$2,500
Total	$33,483

*All amounts are estimated except for the SEC registration fee, and are subject to change depending on the types of   securities offered and number of offerings.

The expenses set forth above relate solely to the preparation and filing of this Registration Statement.  We may incur additional expenses in connection with any offering of the securities registered hereunder.

ITEM 15.    Indemnification of Directors and Officers.

            Our Amended and Restated Articles of Incorporation and our Bylaws require us to indemnify each of our officers and directors to the fullest extent permitted by Pennsylvania law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at our request as an agent.  In addition, the Bylaws grant us the power to indemnify our employees and other agents under certain circumstances to the fullest extent permitted by applicable law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of us.  The Bylaws also limits the personal liability of directors for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office or the or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                We maintain directors’ and officers’ liability insurance policies insuring our directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring us under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

ITEM 16.     Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock*
3.1
Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 1995 (File No. 0-22920))

3.2	Bylaws of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 1995 (File No. 0-22920))
4.1	Form of Warrant Agreement for Common Stock, including form of Warrant*
4.2	Form of Warrant Agreement for Preferred Stock, including form of Warrant*
5.1	Opinion of Arnold & Porter LLP
23.1	Consent of Grant Thornton LLP, an Independent Registered Public Accounting Firm
23.2	Consent of Arnold & Porter LLP (contained in opinion of Arnold & Porter LLP filed as Exhibit 5.1)
24.1	Power of Attorney

*      To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if the Company enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

ITEM 17.    Undertakings

A.    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

 (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)  If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii)  If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

 (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 22, 2011.

NUMEREX CORP.
Registrant

By:   /s/ Stratton J. Nicolaides
 Name:  Stratton J. Nicolaides
Title:    Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stratton J. Nicolaides	Chairman and Chief Executive Office	April 25, 2011
Stratton J. Nicolaides

/s/ Alan B. Catherall	Chief Financial Officer, Principal	April 25, 2011
Alan B. Catherall	Financial and Accounting Officer

*	Director	April 25, 2011
Brian C. Beazer

*	Director	April 25, 2011
George Benson

*	Director	April 25, 2011
E. James Constantine

*	Director	April 25, 2011
John G. Raos

*	Director	April 25, 2011
Andrew J. Ryan

* BY: /s/Alan Catherall
Alan B. Catherall, Attorney-in-Fact

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock*
3.1
Amended and Restated Articles of Incorporation of the Company (filed as Exhibits to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 1995 (File No. 0-22920))

3.2	Bylaws of the Company (filed as Exhibits to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 1995 (File No. 0-22920))
4.1	Form of Warrant Agreement for Common Stock, including form of Warrant*
4.2	Form of Warrant Agreement for Preferred Stock, including form of Warrant*
5.1	Opinion of Arnold & Porter LLP
23.1	Consent of Grant Thornton LLP, an Independent Registered Public Accounting Firm
23.2	Consent of Arnold & Porter LLP (contained in opinion of Arnold & Porter LLP filed as Exhibit 5.1)
24.1	Power of Attorney

*           To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if the Company enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.